GUARANTY AGREEMENT

This GUARANTY AGREEMENT (as amended, supplemented, amended and restated, replaced or otherwise modified from time to time, this "Guaranty"), is made as of February 16, 2012, by and among VHGI Holdings, Inc., a Delaware corporation ("Holdings"), VHGI Coal, Inc., a Delaware corporation ("VHGI Coal"), VHGI Gold LLC, a Nevada limited liability company ("VHGI Gold"), and VHGI Energy LLC, a Nevada limited liability company ("VHGI Energy"), and **Platinum Partners Credit Opportunities Master Fund LP**, a Delaware limited partnership (the "Purchaser"). Each of Holdings, VHGI Coal, VHGI Gold, and VHGI Energy are sometimes referred to herein individually as a "Guarantor" and collectively as "Guarantors." Capitalized terms used but not defined herein have the meanings given them in the Note Purchase Agreement (defined below).

Recitals

A. Lily Group Inc., an Indiana corporation ("Borrower"), and Purchaser have entered into a Note Purchase Agreement, dated as of the date hereof (together with any amendments, modifications, replacements or substitutions thereof (the "Note Purchase Agreement"), providing for Purchaser's purchase of the Note from Borrower for $13,000,000.

B. Holdings is the 100% direct or indirect parent of each of Borrower, VHGI Coal, VHGI Gold, and VHGI Energy.

C. As a condition precedent to the effectiveness of, and the purchase by Purchaser of the Note pursuant to, the Note Purchase Agreement, Guarantors are required to execute and deliver this Guaranty, which is a Facility Guaranty delivered pursuant to the Note Purchase Agreement.

D. Guarantors have determined that it is in their best interests to execute this Guaranty inasmuch as Guarantors own, either directly or indirectly, a portion of the Equity of Borrower, or have common ownership with Borrower, are financially interested in its affairs, and will derive substantial direct and indirect benefits from the purchase of the Note by Purchaser pursuant to the Note Purchase Agreement, and Guarantors understand and agree that Purchaser is relying on this representation in agreeing to purchase the Note pursuant to the Note Purchase Agreement.

Guaranty

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby covenants and agrees as follows:

1. Such Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees the prompt, complete and full payment when due, no matter how such shall become due, of the Obligations, and absolutely, unconditionally and irrevocably guarantees that the prompt, complete and full performance when due, no matter how the same shall become due, of the Obligations and other undertakings of Borrower (the "Guaranteed Indebtedness"). This Guaranty is a guaranty of payment and performance and not of collection. Such Guarantor's liability hereunder is as a primary obligor and not merely as a surety. Notwithstanding any contrary provision in this Guaranty, however, such Guarantor's maximum liability under this Guaranty is limited to the extent, if any, required so that its liability is not subject to avoidance under applicable Debtor Relief Laws (as such term is defined in Section 9 hereof).

2. Such Guarantor authorizes Purchaser, either before or after any revocation hereof, without notice or demand and without lessening any Guarantor's liability under this Guaranty, from time to time: (a) to sell, transfer, assign, or grant participations in all or any part of the Guaranteed Indebtedness; and (b) to assign or transfer this Guaranty in whole or in part.

3. If such Guarantor is or becomes liable for any indebtedness owing by Borrower to Purchaser by endorsement or otherwise than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Purchaser hereunder shall be cumulative of any and all other rights that Purchaser may ever have against such Guarantor. The exercise by Purchaser of any right or remedy hereunder or under any other instrument, at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

4. Without limiting the terms of any other provision hereof, in the event of default by Borrower in payment of the Obligations, or any part thereof, when such Obligations become due, either by their terms or as the result of the exercise of any power to accelerate, such Guarantor shall without notice of dishonor and without any notice having been given to such Guarantor other than demand for payment, pay the amount due thereon to Purchaser pursuant to the wire instructions set forth in the Note Purchase Agreement, and it shall not be necessary for Purchaser, in order to enforce such payment by such Guarantor, first, to institute suit or exhaust its remedies against Borrower or others liable on such Obligations, to have Borrower joined with such Guarantor in any suit brought under this Guaranty or to enforce its rights against any security which shall ever have been given to secure such indebtedness; *provided* that in the event Purchaser elects to enforce or exercise any remedies it may possess with respect to any security for the Obligations prior to demanding payment from such Guarantor, such Guarantor shall nevertheless be obligated hereunder for any and all sums still owing to Purchaser on the Obligations and not repaid or recovered incident to the exercise of such remedies.

5. Notice to such Guarantor of the acceptance of this Guaranty and of the making, renewing or assignment of the Obligations and each item thereof, are hereby expressly waived by such Guarantor.

6. Each payment on the Obligations shall be deemed to have been made by Borrower unless express written notice is given to Purchaser at the time of such payment that such payment is made by such Guarantor as specified in such notice.

7. Such Guarantor agrees that Purchaser may at any time and from time to time, at its discretion and with or without valuable consideration, allow substitution or withdrawal of collateral or other security and release collateral or other security or compromise or settle any amount due or owing under the Note Purchase Agreement or amend or modify in whole or in part the Note Purchase Agreement or any Note Document executed in connection with same without impairing or diminishing the obligations of such Guarantor hereunder. Such Guarantor further agrees that if Borrower executes in favor of Purchaser any agreement granting Purchaser security, the exercise by Purchaser of any right or remedy thereby conferred on Purchaser shall be wholly discretionary with Purchaser, and that the exercise or failure to exercise any such right or remedy shall in no way impair or diminish the obligation of such Guarantor hereunder. Such Guarantor further agrees that Purchaser shall not be liable for its failure to use diligence in the collection of the Obligations or in preserving the liability of any person liable for the Obligations, and such Guarantor hereby waives presentment for payment, notice of nonpayment, protest and notice thereof (including, notice of acceleration), and diligence in bringing suits against any Person liable on the Obligations, or any part

thereof.

8. Such Guarantor agrees that Purchaser, in its discretion, may (a) bring suit against all guarantors (including each Guarantor hereunder) of the Obligations jointly and severally or against any one or more of them; (b) compound or settle with any one or more of such guarantors for such consideration as Purchaser may deem proper; and (c) release one or more of such guarantors from liability, and that no such action shall impair the rights of Purchaser to collect the Obligations (or the unpaid balance thereof) from other such guarantors of the Obligations, or any of them, not so sued, settled with or released. Such Guarantor agrees, however, that nothing contained in this Section 8, and no action by Purchaser permitted under this Section 8, shall in any way affect or impair the rights or obligations of such Guarantors among themselves.

9. Such Guarantor represents and warrants to Purchaser that (a) such Guarantor is a corporation or limited liability company duly organized and validly existing under the Laws of the jurisdiction of its incorporation or formation; (b) such Guarantor possesses all requisite authority and power to authorize, execute, deliver and comply with the terms of this Guaranty; (c) this Guaranty has been duly authorized and approved by all necessary action on the part of such Guarantor and constitutes a valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as (i) the enforcement thereof may be limited by applicable Debtor Relief Laws, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability; (d) no approval or consent of any court or Governmental Authority is required for the authorization, execution, delivery or compliance with this Guaranty that has not been obtained (and copies thereof delivered to Purchaser); (e) neither the execution and delivery by such Guarantor of this Guaranty and the other Note Documents to which such Guarantor is a party, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof, will violate (i) any Law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Guarantor or (ii) such Guarantor's articles of incorporation, by-laws, or other constitutive or organizing document, as the case may be, or (iii) the provisions of any material indenture, material instrument or material agreement to which such Guarantor is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default hereunder or thereunder, or result in, or require, the creation or imposition of any lien in, of or on the property of such Guarantor pursuant to the terms of any such indenture, instrument or agreement; (f) Purchaser has not made any representation to such Guarantor as to the creditworthiness of Borrower; and (g) such Guarantor is familiar with the current financial condition of Borrower and has established adequate means of obtaining from Borrower on a continuing basis information regarding the future financial condition of Borrower and is not relying on Purchaser to provide such information to such Guarantor. As used in this Guaranty, the term "Debtor Relief Laws" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

10. Such Guarantor covenants and agrees that until the Obligations are paid and performed in full it will duly and punctually observe and perform: (a) the covenants set forth in Articles VIII and IX of the Note Purchase Agreement as if such covenants applied directly to such Guarantor, and (b) all covenants applicable to such Guarantor under this Guaranty and the other Note Documents. The failure of such Guarantor to comply with the terms of this Section 10 shall be an Event of Default hereunder and under the Note Purchase Agreement.

11. This Guaranty is for the benefit of Purchaser and its respective successors and

assigns, and in the event of an assignment by Purchaser (or its successors or assigns) of the Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Obligations so assigned, may be transferred with such Obligations. This Guaranty is binding upon such Guarantor and its successors and assigns.

12. This Guaranty is not revocable. If, notwithstanding the foregoing, any notice of revocation by any Guarantor is given effect by a court of competent jurisdiction, no such notice of revocation hereof shall be effective as to any Guaranteed Indebtedness: (a) existing at the date of receipt of such notice; (b) incurred or contracted by Borrower, or acquired or committed to by Purchaser, prior to receipt of such notice; or (c) evidenced as renewals, extensions, consolidations, substitutions, and refinancings of the foregoing. Such Guarantor waives notice of revocation given by any other guarantor of the Guaranteed Indebtedness. It is anticipated that fluctuations may occur in the aggregate amount of Guaranteed Indebtedness covered by this Guaranty, and it is specifically acknowledged and agreed by such Guarantor, subject to Section 16(c), that this Guaranty shall not terminate until the Guaranteed Indebtedness is paid in full.

13. No modification, consent, amendment or waiver of any provision of this Guaranty, nor consent to any departure by such Guarantor therefrom, shall be effective unless the same shall be in writing and signed by Purchaser, and then shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on such Guarantor in any case shall, of itself, entitle such Guarantor to any other or further notice or demand in similar or other circumstances. No delay or omission by Purchaser in exercising any power or right hereunder shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof, or the exercise of any other right or power hereunder. All rights and remedies of Purchaser hereunder are cumulative of each other and of every other right or remedy that Purchaser may otherwise have at law or in equity or under any other contract or document, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

14. No provision herein shall obligate Borrower or any Guarantor to pay interest to Purchaser at a rate in excess of the Maximum Lawful Rate applicable to Purchaser. If any excess of interest in such respect is provided for herein or in any promissory note or any other Note Document, the provisions of this Section 14 shall govern, and neither Borrower nor any Guarantor shall be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by Law. The intention of the parties being to conform strictly to any applicable federal or state usury Laws now in force, all promissory notes and other Note Documents executed by Borrower or any Guarantor evidencing the Obligations shall be held subject to reduction to the amount allowed under said usury Laws as now or hereafter construed by the courts having jurisdiction.

15. If such Guarantor should breach or fail to perform any provision of this Guaranty, such Guarantor agrees to pay Purchaser all costs and expenses (including court costs and reasonable attorneys fees) incurred by Purchaser in the enforcement hereof.

16. (a) The liability of such Guarantor under this Guaranty shall in no manner be impaired, affected or released by the insolvency, bankruptcy, making of an assignment for the benefit of creditors, arrangement, compensation, composition or readjustment of Borrower, or any proceedings affecting the status, existence or assets of Borrower or other similar proceedings instituted by or against Borrower and affecting the assets of Borrower.

(b) Such Guarantor acknowledges and agrees that any interest on any portion of the Obligations that accrues after the commencement of any proceeding referred to in clause (a) of this Section 16 (or, if interest on any portion of the Obligations ceases to accrue by operation of Law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Obligations if said proceedings had not been commenced) shall be included in the Obligations because it is the intention of such Guarantor and Purchaser that the Obligations guaranteed by such Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order that may relieve Borrower of any portion of such Obligations. Such Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Purchaser, or allow the claim of Purchaser with respect to, any such interest accruing after the date on which such proceeding is commenced.

(c) In the event that all or any portion of the Obligations are paid by Borrower, the obligations of such Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Purchaser as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Obligations for all purposes under this Guaranty.

17. Such Guarantor understands and agrees that, if an Event of Default shall have occurred and be continuing, any amounts of such Guarantor on account with Purchaser may be offset to satisfy the obligations of Borrower or any Guarantor owing to Purchaser or any Affiliate thereof.

18. Such Guarantor hereby subordinates and makes inferior any and all indebtedness now or at any time hereafter owed by Borrower to such Guarantor to the Obligations evidenced by the Note Purchase Agreement and agrees after the occurrence and during the continuance of a Default or an Event of Default, not to permit Borrower to repay, or to accept payment from Borrower of, such indebtedness or any part thereof without the prior written consent of Purchaser.

19. Such Guarantor hereby waives any and all rights of subrogation to which such Guarantor may otherwise be entitled against Borrower, or any other guarantor of the Obligations, as a result of any payment made by such Guarantor pursuant to this Guaranty until such time as the Guaranteed Indebtedness is paid in full.

20. As of the date hereof, before and after giving effect to this Guaranty, the fair saleable value of the property of such Guarantor is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Guarantor, and such Guarantor is able to pay all of its liabilities as such liabilities mature and such Guarantor does not have unreasonably small capital within the meaning of Section 548, Title 11, United States Code, as amended. In computing the amount of contingent or liquidated liabilities, such liabilities have been computed at the amount that, in light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.

21. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, this Guaranty shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Guaranty (and any

tribunal is authorized to reform this Guaranty accordingly) a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

22. (a) Except to the extent required for the exercise of the remedies provided in any other Note Document, each Guarantor hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the Southern District of New York over any action or proceeding arising out of or relating to this Agreement, and each Guarantor hereby irrevocably agrees that all claims with respect to such action or proceeding may be heard and determined in such New York State or Federal court. Each Guarantor irrevocably consents to the service of any and all process in any such action or proceeding by the delivery by Federal Express or other nationally recognized overnight delivery service of copies of such process to such Guarantor at its address specified on the signature pages hereto. Each Guarantor agrees that a final judgment on any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b) Nothing in this Section 22 shall affect any right of Purchaser to serve legal process in any other manner permitted by Law or affect the right of Purchaser to bring any action or proceeding against such Guarantor in the courts of any other jurisdictions.

(c) To the extent that such Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Guarantor hereby irrevocably waives such immunity with respect to its obligations under this Guaranty and the other Note Documents.

23. THIS GUARANTY AND THE OTHER NOTE DOCUMENTS, AND ANY SEPARATE LETTER AGREEMENTS WITH RESPECT TO FEES PAYABLE TO PURCHASER, CONSTITUTE THE ENTIRE CONTRACT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF.

24. SUCH GUARANTOR, FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (A) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER NOTE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY), AND (B) ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LEGAL PROCEEDING ANY "SPECIAL DAMAGES," AS DEFINED BELOW. SUCH GUARANTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. AS USED IN THIS SECTION 24, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS THAT SUCH GUARANTOR HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO PURCHASER.

25. THIS GUARANTY SHALL BE A CONTRACT MADE UNDER AND

GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAW AND RULES, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

26. Such Guarantor represents and warrants that it has consulted with (or had the opportunity to consult with) its legal counsel regarding this Guaranty and all waivers contained in this Guaranty. This Guaranty and the language used in this Guaranty are the product of all parties' efforts and such Guarantor hereby irrevocably waives the benefit of any rule of contract construction which disfavors the drafter of an agreement.

27. This Guaranty is a "Note Document" as defined in the Note Purchase Agreement, and is incorporated by reference in and made a part of the Note Purchase Agreement, as provided therein.

28. This Guaranty may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Each Guarantor acknowledges and agrees that a facsimile transmission of the signature pages hereof purporting to be signed on behalf of such Guarantor shall constitute effective and binding execution and delivery hereof by such Guarantor.

29. All of the obligations of the Guarantors under this Guaranty and the other Note Documents shall be joint and several.

30. Section 1.4 of the Note Purchase Agreement is hereby incorporated by reference and made a part of this Agreement.

[SIGNATURE PAGE FOLLOWS]

The parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the day and year first above set forth.

GUARANTORS:

VHGI HOLDINGS, INC.,
a Delaware corporation

By: ______________________________

Name:	Douglas P. Martin
Title:	Chief Executive Officer
Address:	777 Main Street, Suite 3100 Fort Worth, TX 76102
Attention:	Douglas P. Martin
Fax No.	(954) 315-9200

VHGI COAL, INC.,
a Delaware corporation

By: ______________________________

Name:	Douglas P. Martin
Title:	President and Chief Executive Officer
Address:	777 Main Street, Suite 3100 Fort Worth, TX 76102
Attention:	Douglas P. Martin
Fax No.	(954) 315-9200

VHGI GOLD LLC,
a Nevada limited liability company

By: ______________________________

Name:	Scott A. Haire
Title:	Manager
Address:	777 Main Street, Suite 3100 Fort Worth, TX 76102
Attention:	Scott A. Haire
Fax No.	(954) 315-9200

VHGI ENERGY LLC,
a Nevada limited liability company

By:	______________________________
Name:	Scott A. Haire
Title:	Manager
Address:	777 Main Street, Suite 3100 Fort Worth, TX 76102
Attention:	Scott A. Haire
Fax No.	(954) 315-9200

For all notices to any Guarantor, a copy to:

Jackson Walker L.L.P.
901 Main Street, Suite 6000
Dallas, Texas 75202
Facsimile: (214) 661-6646
Attention: Janie E. James

Acknowledged and Agreed:

BORROWER:

LILY GROUP INC.,
an Indiana corporation

By:____________________
Name: Douglas P. Martin
Title: Chief Executive Officer